EXHIBIT 10.1

ASSETS PURCHASE AGREEMENT

This Assets Purchase Agreement (the “Agreement”) is made and entered into on the

9th day of December 2014 by and among:

INNOVATIVE SUPPLEMENTS, INC, a California Corporation, (the “Seller”);

ROBERT F. GRAHAM (the “Shareholder”), the owner of all of the issued and outstanding shares of capital stock of the Seller; and

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC., a Nevada corporation (the “Purchaser”).

RECITALS

A. Seller is a corporation formed and operating in good standing under the laws of the State of California. Seller owns a perpetual non-exclusive license in and to certain intellectual property, product research and development, know-how and related information, including, but not limited to: proprietary formulations for two nutritional supplement products known under the trade names: (i) “T-Rx”; and, (ii) “Vital Female.” Seller acquired its perpetual non-exclusive license to these products by virtue of a written license agreement with Unique Biotechnical Nutrition, a sole proprietorship, on October 24, 2014. A copy of the license is attached to this Agreement, is a material part hereof, and is incorporated herein by reference.

Separately, Seller also owns all legal right, title and interest in certain intellectual property, product research and development, know-how and related information, as is more fully described in this Agreement, including, but not limited to, a nutritional supplement product known under the trade name: “Projuvenol.”

As used in this Agreement, the terms: “Formula T-Rx”, “Formula Vital Female” and “Projuvenol” may be collectively referred to for convenience sake as the “Products.”

B. Shareholder is the sole owner, of record and beneficially, one hundred percent (100%) of the issued and outstanding capital stock of Seller. Shareholder is the sole director and officer of Seller.

C. Purchaser is a corporation formed and operating in good standing under the laws of the State of Nevada. Purchaser is a reporting company under the 1934 Securities and Exchange Act and is obligated to file periodic reports with the United States Securities and Exchange Commission (hereafter, the “Commission”). Purchaser is, as of the date hereof, delinquent in its filing responsibilities with the Commission and there is no current adequate public information regarding Purchaser. Purchaser desires to acquire all legal right, title and interest in Projuvenol, and also desires to obtain by assignment from Seller the rights, duties and obligations of Seller pursuant to the license agreement dated October 24, 2014 between Seller and Unique Biotechnical Nutrition, Inc.

D. Subject only to the express terms, conditions, representations, warranties, limitations and exclusions contained in this Agreement, the Seller desires to assign to the Purchaser its license in and to certain intellectual property, product research and development, know-how and related information as is more fully described herein including, but not limited to: proprietary formulations for two nutritional supplement products known under the trade names: (i) “T-Rx”; and, (ii) “Vital Female.”

Seller also desires to sell to Purchaser all legal right, title and interest in certain intellectual property, product research and development, know-how and related information, as is more fully described herein including, but not limited to a nutritional supplement product known under the trade name: “Projuvenol.”

NOW, THEREFORE, in consideration of the recitals, representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

ARTICLE I—ASSIGNMENT, SALE AND PURCHASE

Section 1.1 Agreement to Assign and Sell.

(a) At the Closing (as defined in Section 2.1) the Seller will, and the Shareholder will cause the Seller to, subject to the terms in sub-section (d) below, validly and effectively grant, convey, assign, transfer and deliver to the Purchaser, upon and subject to the terms and conditions of this Agreement and the license agreement between Seller and Unique Biotechnical Nutrition, all of the Seller’s contractual right, title and interest in and to certain intellectual property, product research and development, work in progress, know-how and related information, including, but not limited to: the proprietary formulations for two nutritional supplement products known under the trade names: (i) “T-Rx”; and, (ii) “Vital Female”; and,

(b) Separately at the Closing, the Seller will, and the Shareholder will cause the Seller to, subject to the terms in sub-section (d) below, validly and effectively grant, sell, convey, assign, transfer and deliver to the Purchaser, upon and subject to the terms and conditions of this Agreement: all legal right, title and interest, free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, Seller’s interest in certain intellectual property, product research and development, work in progress, know-how and related information, including, but not limited to, the nutritional supplement product known under the trade name: “Projuvenol.” Subject only to the terms of this Agreement.

(c) With respect to the sale of “Projuvenol”, the Seller and the Shareholder agree to validly and effectively grant, sell, convey, assign, transfer and deliver to the Purchaser all existing and available rights for any patent, trademark, service mark or copyright related to “Projuvenol”, whether registered or unregistered, and any applications therefor. Such grant, sale, conveyance, assignment, transfer or delivery shall be unequivocally in favor of Purchaser without any residual interest remaining in the Seller or the Shareholder, and any and all transfers as noted in this sub-section (c) shall be with prejudice to any claim by the Seller or the Shareholder after the Closing of this Agreement. Seller and Shareholder’s agreement in this regard shall bind and be effective as to their respective successors, assigns, heirs, trusts, trustees, agents, directors, officers, employees, representatives, insurance carriers, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, insurance carriers, and attorneys of such divisions, subsidiaries, and affiliates), and their respective predecessors, successors, heirs, executors, administrators, and assigns, and all persons acting by, through, under, or in concert with any of them.

(d) The conveyance, assignment, sale, transfer, delivery and grant of the Products by the Seller and Shareholder to the Purchaser shall include, subject to any limitations in the License, all technologies, methods, formulations, databases, trade secrets, knowhow, inventions, complete and incomplete research and development, work in progress, prospective developmental formulations and recipes and other intellectual property in any manner related to the Products. This shall include all records, manuals and other documents (collectively, the “Records”) relating to or used in connection with the Products generally, along with any quality assurance/quality control programs, if any, developed for the Products, records relating to personnel qualifications in connection with the quality assurance/quality control programs for the Products; and, (iii) the administration of any quality assurance program regarding the Products. The Seller and the Shareholder shall provide the Purchaser with all information, files, records, data, plans, and contracts and recorded knowledge in whatever form, including but not limited to customer and supplier lists, related to the Products that the Purchaser might request.

Section 1.2 Agreement to Purchase. At the Closing, Purchaser shall acquire by assignment the contractual rights under the License to “T-Rx” and “Vital Female.”  Separately at the Closing, the Purchaser shall acquire all legal right, title and interest in and to “Projuvenol.” Both the acquisition by assignment and the purchase are being made subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of Seller and Shareholder in this Agreement. In exchange for its purchase and assignment, the Purchaser will tender the Purchase Price (hereinafter defined in Section 1.2.(a). As is specifically provided in Section 1.3 below, Purchaser shall not assume or be responsible for any liabilities or obligations concerning or regarding the Products in any manner whatsoever that pre-date the Closing of this Agreement.

(a) The Purchase Price and Payment. In exchange for its acquisition of Projuvenol outright, and its acquisition of “Formula T-Rx” and “Formula Vital Female” by assignment of the License, the Purchaser agrees to convey to the Seller and the Shareholder a total of one hundred million (100,000,000) shares of Purchaser’s unregistered restricted common stock. Prior to the Closing, the Seller and Shareholder agree to communicate with the Purchaser, and inform the Purchaser what name, address of record, and tax identification should be used by the Purchaser in issuing the common stock noted herein.

(b) Representations of the Purchaser Regarding the Common Shares Issued as the Purchase Price.

The Purchaser represents that it is a United States Nevada corporation and that it is validly formed and operating under the laws of the State of Nevada.

Purchaser represents that its current number of authorized shares are six hundred and ninety nine million, nine hundred and ninety nine thousand, nine hundred and ninety nine (699,999,999). Purchaser represents that as of the Closing Date there are three hundred thousand- (300,000,000) shares issued and outstanding prior to the issuance of 100,000,000 shares to seller and shareholder.

The Purchaser represents that the Shares of common stock payable hereunder have been duly authorized and, when conveyed by the Purchaser to the Seller and the Shareholder at the Closing, all in accordance with the terms of the Agreement, will be duly and validly issued, fully paid, and non-assessable, free and clear of all liens, except for restrictions on transfer imposed by federal and state securities laws discussed below.

The Purchaser represents that none of the shares of common stock issued to the Seller and Shareholder pursuant to this Agreement, have been registered in a registration statement made effective by the Commission. Further, none of the subject common stock issued as consideration herein has been qualified under any State Securities Laws. As such, the common stock issued herein as consideration by the Purchaser to the Seller are “Restricted Shares” as that term is defined by Rule 144 under the Securities and Exchange Act of 1933. As such, the Restricted Securities may not be resold or transferred unless the Purchaser files an registration statement with the Commission that the Commission makes effective, or receives an opinion of counsel acceptable to the Purchaser that such resale or transfer is exempt from the registration requirements of the Act.

The Purchaser represents that it is a “Reporting Company” under the 1934 Securities and Exchange Act, and is responsible for filing current and periodic reports to the Commission consistent with the 1934 Act. Purchaser represents that it is currently delinquent in its filing status with the Commission, and has not filed all of the reports it is legally required to be filed under the 1934 Act. Thus, the Purchaser cannot represent to the Seller or the Shareholder with any certainty if or when it may cure its delinquent reporting status with the Commission, and that should it not cure the delinquency, the Commission may choose to terminate Purchaser’s registration with the Commission, and in this event the ability of the Seller and Shareholder to sell or transfer the common stock issued pursuant to this Agreement may be curtailed or terminated altogether.

(c) Representations of the Seller and Shareholder Regarding the Common Shares Issued as the Purchase Price.

Seller and Shareholder acknowledge that each are fully apprised and informed of Purchaser’s status as a corporation formed and operating under the laws of the State of Nevada. Further, the Seller and Shareholder acknowledges being informed that Purchaser is a Reporting Company under Sections 13 and 15d of the Securities and Exchange Act of 1934, and understands about the Purchaser’s filing obligations to the Commission thereunder, and acknowledges that the Purchaser is now delinquent in its filing obligations under the 1934 Act. The Seller and Shareholder understand and acknowledge that should the Purchaser fail to cure its delinquency with the Commission, that the Seller and Shareholder’s ability to sell or transfer the Restricted Stock paid as consideration hereunder may be curtailed or prevented altogether, unless the Restricted Shares are registered and made effective by the Commission or found to be eligible under a legal exemption from registration. The Seller and Shareholder acknowledge and understand as a result, that the Restricted Shares must be held indefinitely for long-term investment.

The Seller and Shareholder are not acquiring the Restricted Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Seller and the Shareholder are acquiring the Restricted Shares for their own account, and not as an underwriter for the Purchaser. Without in any way limiting the representations set forth above, the Seller and the Shareholder further agrees to not make any disposition of all or any portion of the shares of Restricted Shares except in compliance with applicable securities laws.

The Seller and the Shareholder acknowledges having had a full and fair opportunity to review the Purchaser’s entire filings with the Commission, as well as any other information about the Purchaser and its present and former business operations, to the extent the Seller and the Shareholder found it prudent and reasonable.

The Seller and Shareholder also had a full and fair opportunity to meet and confer with its own legal and financial consultants and advisors regarding their acceptance of the Restricted Stock consideration paid herein. Additionally, The Seller and Shareholder have further had an ample opportunity to ask questions of and receive answers from the management of Purchaser regarding the Restricted Stock, and to obtain additional information necessary to verify any information furnished to the Seller and Shareholder or to which the Seller and Shareholder had access. Further, the Seller and Shareholder have undertaken their own review of the business of the Purchaser and the wisdom of an investment in the Restricted Common Stock. The Seller and Shareholder have had the opportunity to review all of the books and records of the Purchaser. The Seller and Shareholder acknowledge being knowledgeable about the Purchaser’s delinquent status with the Commission, and the risk factors associated with such factors, including, but not limited to: there being no current adequate information about the Purchaser and that there is no current independent audit of the Purchaser’s financials audited by an independent auditor regulated by the Public Company Accounting Oversight Board.

The Seller and Shareholder understand and acknowledge that the acquisition of the Restricted Stock involves substantial risk. The Seller and Shareholder have extensive experience as an investor in securities of public companies and companies in the development stage, and the various reporting requirements companies such as the Purchaser have pursuant to the 1934 Securities and Exchange Act, and acknowledges that the Seller and the Shareholder are able to fend for themselves, can bear the economic risk of their investment in the Restricted Common Stock and has such knowledge and experience in financial or business matters that the Seller and the Shareholder are capable of evaluating the merits and risks of this investment in the Restricted Stock and protecting their own interests in connection with this investment.

The Seller and Shareholder’s investment in the restricted securities is reasonable in relation to their net worth, which is in excess of ten (10) times of their cost basis in the Shares.  The Seller and Shareholder are accredited investors, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended.

Section 1.3 No Assumption of Liabilities.

The Purchaser shall not assume – and shall not be liable for – any liabilities or obligations of the Seller or the Shareholder of any nature whatsoever, express or implied, fixed or contingent, including, but not limited to any liability of the Seller or the Shareholder on any claim regarding the Products, which pre-dates the Closing Date of this Agreement. This Section 1.3 includes any and all Claims which arises out of or is based upon negligence, strict liability or any express or implied misrepresentation, product liability, warranty, agreement or guarantee made by the Seller or the Shareholder, or alleged to have been made by the Seller or the Shareholder, or which is imposed or asserted to be imposed by operation of law, in connection with the design, manufacture, sale, use, ingestion, shipment or installation by or on behalf of the Seller or Shareholder. This Section 1.3 includes, without limitation, Claims seeking recovery for personal damages of every kind, consequential damages, property damage, lost revenue or income, or punitive damages. The Seller and Shareholder agree to hold the Purchaser and its officers, directors and shareholders harmless from all such claims, including any and all related costs, fees and attorney fees without exception.

In addition to the foregoing, in no event shall the Purchaser assume any liability or incur any liability or obligation in respect of any federal, state or local income or other tax liability of Seller or the Shareholder payable with respect to the Products for any period through the Closing Date or incident to or arising as a consequence of the negotiation or consummation by the Seller and Shareholder of this Agreement and the transactions contemplated by this Agreement. The Parties covenant and agree with each other that none of them will take a position on any income tax or in any judicial proceeding that is in any way inconsistent with the allocation set forth in this Agreement.

ARTICLE II—CLOSING ITEMS TO BE DELIVERED & FURTHER ASSURANCES

Section 2.1 Closing. The “Closing” of the assignment, sale and purchase of the Assets shall take place at the offices of the Purchaser in Oceanside California, commencing at 10:00 A.M., local time, on December, 2014 or at such other place, date and time as shall be mutually satisfactory to the Parties hereto. The date of the Closing is sometimes referred to herein as the “Closing Date.”

Section 2.2 Items to be Delivered at Closing By the Seller and Shareholder. At the Closing and subject to the terms and conditions contained in this Agreement:

(a) The Seller and the Shareholder shall deliver to the Purchaser such bills of sale with covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form and substance satisfactory to the Purchaser and its counsel, as shall be necessary and effective to convey, transfer and assign to, and vest in, the Purchaser all of the Seller’s and Shareholder’s right, title and interest in and to the Products to be assigned and sold under this Agreement, including, without limitation, (i) good, valid and marketable title in and to all of the Products owned by the Seller and Shareholder; and, (ii) all of the Seller’s rights under all agreements, contracts, commitments, leases, plans, bids, quotations, proposals, licenses, permits, authorizations, instruments and other documents to which the Seller is a party or by which it has rights on the Closing Date and which are to be sold or assigned under this Agreement; and

(b) All agreements, formulae, contracts, commitments, leases, plans, bids, quotations, proposals, licenses, permits, authorizations, instruments, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondence, and other documents, books, records, papers, files and data belonging to the Seller and Shareholder which are part of the Products or relate to the Products or the Business of the Seller and Shareholder; and simultaneously with such delivery, all such steps will be taken as may be required to put the Purchaser in actual possession and operating control of the Products.

(c) To the extent that the Seller’s rights under any agreement, contract, commitment, lease, license, permit, authorization or other Product to be assigned to the Purchaser may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach or be unlawful, and the Seller and Shareholder shall use their best efforts to obtain any such required consent(s) promptly. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair the Purchaser’s rights under the instrument in question so that the Purchaser would not in effect acquire the benefit of all such rights, the Seller and Shareholder, to the maximum extent permitted by law and the instrument, shall act as the Purchaser’s agent in order to obtain for it the benefits and shall cooperate, to the maximum extent permitted by law and the instrument, with the Purchaser in any other reasonable arrangement designed to provide such benefits to the Purchaser. Any and all costs related to this Section, including attorney fees incurred are the sole responsibility of the Seller and Shareholder.

Section 2.3 Items to be Delivered at Closing By the Purchaser. At the Closing and subject to the terms and conditions contained in this Agreement, the Purchaser shall deliver to the Seller and Shareholder:

(a) Pay the Purchase Price, as provided in section 1.2(a).

Section 2.4 Further Assurances. The Seller and Shareholder from time to time after the Closing, at the Purchaser’s request, will execute, acknowledge and deliver to the Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as the Purchaser may reasonably request in order to vest more effectively in the Purchaser, or to put the Purchaser more fully in possession of the Products.

ARTICLE III—REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Seller and the Shareholder. The Seller and the Shareholder jointly and severally represent and warrant to the Purchaser as of the date of this Agreement and the Closing Date as follows:

(a) Corporate Existence. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(b) Corporate Power; Authorization: Enforceable Obligations. The Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Seller have been duly authorized by all necessary corporate and shareholder action. This Agreement has been, and the instruments of transfer, assignment and conveyance referred to in Section 2.2(a) will be duly executed and delivered by a duly authorized officer of the Seller, and this Agreement constitutes, and such instruments when executed and delivered will constitute, legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

(c) The Shareholder. The Shareholder is the lawful owner of record and beneficially of all of the issued and outstanding shares of capital stock of the Seller. The Shareholder has the power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms.

(d) Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Agreement by the Seller and the Shareholder will not contravene or violate (a) any law, rule or regulation to which the Seller or the Shareholder is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Seller or the Shareholder, or (c) the certificate of incorporation or By- Laws of the Seller or any securities issued by the Seller; nor will such execution, delivery or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, to which either the Seller or the Shareholder is a party, by which the Seller may have rights or by which any of the Products of the Seller may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Seller thereunder. No authorization, approval or consent, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by the Seller or the Shareholder.

(e) Compliance with Law. To the best of knowledge of the Seller and the Shareholder, after a due, proper and complete investigation, the Seller is not in violation of any law, rule or regulation to which it or its business, operations, assets or properties is subject and has not failed to obtain or to adhere to the requirements of any license, permit or authorization necessary to the ownership of its assets and properties or to the conduct of its business, which noncompliance, violation or failure to obtain or adhere might adversely affect its business, operations, assets, properties, prospects or condition (financial or otherwise).

(f) Conditions Affecting the Seller. To the best of knowledge of the Seller and the Shareholder, after a due, proper and complete investigation, there are no conditions existing with respect to the Seller’s markets, Products, services, clients, customers, facilities, personnel or suppliers which are known to the Seller or the Shareholder or which should be known to the prudent businessman in charge of the operations of the Seller which would adversely affect the business, operations or prospects of the Purchaser, other than such conditions as may affect as a whole the industry in which the Seller operates.

(g) Insurance. The Products of the Seller are insured under various policies of general liability, products liability and other forms of insurance. The Seller has not failed to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. No notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy has been received by the Seller or the Shareholder. There are no outstanding unpaid premiums or claims, and there are no provisions for retroactive or retrospective premium adjustments. Neither the Seller nor the Shareholder has knowledge of any facts or the occurrence of any event which might form the basis of any claim against the Seller or Purchaser or which might materially increase the insurance premiums payable under any such policy.

(h) No Patent Violations, etc.  The business of the Seller as formerly and presently operated did not and does not utilize any patent, trademark, trade name, service mark, copyright or trade secret, and did not, and to the best of knowledge of the Seller and the Shareholder after a due, proper and complete investigation, does not conflict with, or infringe upon, any patent, trademark, trade name, service mark, copyright, or trade secret owned or claimed by another.

(i) Completeness of Disclosure. Neither this Agreement nor any statement, document or instrument furnished or to be furnished to the Purchaser pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a fact or omits or will omit to state a fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading. There is no fact, development or threatened development (excluding general economic factors affecting business in general) which the Seller has not disclosed to the Purchaser in writing which adversely affects or, so far as the Seller or the Shareholder can now foresee, may adversely affect, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Purchaser.

Section 3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller and Shareholder as of the date of this Agreement and the Closing Date as follows:

(a) Corporate Existence. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) Corporate Power and Authorization. The Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

(c) Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Agreement by the Purchaser will not contravene or violate (a) any existing law, rule or regulation to which the Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Purchaser, or (c) the Certificate of Incorporation or By-Laws of the Purchaser or any securities issued by it; or will such execution, delivery or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which the Purchaser is a party or by which the Purchaser is otherwise bound. No authorization, approval or consent, and no registration with any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by the Purchaser.

3.3 Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations, warranties, covenants and agreements set forth in this Agreement.

ARTICLE IV—COVENANTS PRIOR TO CLOSING

Section 4.1 Conduct of Business. Until the Closing, the Seller shall conduct its Business related to the Products in the normal, useful and regular manner; not enter into any contract regarding the Products without the Purchaser’s approval, and generally use its best efforts to preserve the Products.

Section 4.2 No Shop. Neither the Shareholder, the Seller, nor any agent, employee, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly, solicit or initiate the submission of proposals or offers from any person or entity for, participate in any discussions pertaining to, or furnish any information to any person or entity other than the Purchaser or the Purchaser’s authorized agent, relating to any acquisition or purchase of the Products or any equity interest in, the Seller or any merger, consolidation or business combination of or involving the Seller.

ARTICLE V—CONDITIONS TO THE CLOSING

Section 5.1 Conditions Precedent to the Purchaser’s Obligations. All obligations of the Purchaser under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Purchaser in its sole and absolute discretion:

(a) All representations and warranties of the Seller and the Shareholder being true, complete and correct at the Closing.

(b) Performance by the Seller and the Shareholder. The Seller and the Shareholder shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Closing; and the Purchaser shall have been furnished with a certificate or certificates of the Seller and the Shareholder, dated the Closing Date, signed by the President of the Seller and the Shareholder, certifying, in such detail as the Purchaser may reasonably request, to the fulfillment of the foregoing condition.

(c) The Seller shall have furnished the Purchaser with certified copies of all such corporate documents of good-standing certificates for the Seller, and of all proceedings of the Seller authorizing the transactions hereby contemplated, as the Purchaser reasonably shall require.

5.2 Conditions Precedent to the Seller’s and the Shareholder’s Obligations. All obligations of the Seller and Shareholder under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Seller and the Shareholder, in their sole and absolute discretion:

(a) Representations. All representations and warranties of the Purchaser being true, complete, and correct at the Closing.

(b) Performance by the Purchaser. The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and the Seller and the Shareholder shall have been furnished with a certificate or certificates, dated the Closing Date, signed by the President of the Purchaser, certifying, in such detail as the Seller and the Shareholder may reasonably request, to the fulfillment of the foregoing condition.

(c) Corporate Matters. The Purchaser shall have furnished the Seller and the Shareholder with certified copies of all such corporate documents of, and good-standing certificates for, the Purchaser, and of all such proceedings of the Purchaser authorizing the transactions hereby contemplated, as the Seller and the Shareholder reasonably shall require.

Section 5.3 Termination. In the event any of the conditions contained in Sections 5.1 and 5.2 are not satisfied and the conditions shall not have been waived, this Agreement shall terminate upon notice by one party to the other and neither party shall have any liability or obligation of any kind or nature to the other.

ARTICLE VI—INDEMNIFICATION

Section 6.1 Indemnifications by the Seller and the Shareholder. From and after the Closing, the Seller and the Shareholder will jointly and severally reimburse, indemnify and hold harmless the Purchaser and each of its affiliates (each such person and its successors and assigns is referred to herein as a “Seller Indemnified Party”) against and in respect of:

(a) any and all liabilities and obligations of any nature whatsoever relating to the Products prior to the Closing;

(b) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against any Seller Indemnified Party that relate to the Shareholder or the Seller, the Seller’s business or the Products and which result from or arise out of any event, occurrence, action, inaction or transaction occurring prior to the Closing Date;

(c) Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Seller Indemnified Party that result from, relate to or arise out of:

(i) Any material misrepresentation, breach of material warranty or nonfulfillment of any material agreement or covenant on the part of the Seller or the Shareholder under this Agreement or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to the Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement;

(ii) Any claim by any former officer or employee of the Seller; and,

(d) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 6.1.

Section 6.2 Indemnification by the Purchaser. From and after the Closing, the Purchaser will reimburse, indemnify and hold harmless the Seller and the Shareholder (each such person and its successors and assigns is referred to herein as a “Purchaser Indemnified Party”) against and in respect of:

(a) Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Purchaser Indemnified Party that result from, relate to or arise out of:

(i) Any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of the Purchaser under this Agreement or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to the Seller or Shareholder pursuant hereto or in connection with the negotiation, execution or performance of this Agreement;

Section 6.3 Procedure. Notice must be given within a reasonable time after discovery of any fact or circumstance on which a party could claim indemnification (“Claim” or “Claims”). The notice shall describe the nature of the Claim, if the Claim is determinable, the amount of the Claim, or if not determinable, an estimate of the amount of the Claim. Each party agrees to use its best efforts to minimize the amount of the loss or injury for which it is entitled to indemnification. If the party, in order to fulfill its obligations to the other party must take legal action or if the party is involved in legal action, the outcome of which could give rise to its seeking indemnification, one party shall consult with the other party with respect to such legal action and allow it to participate therein.

No Claim for which indemnification is asserted shall be settled or compromised without the written consent of the Seller and the Purchaser; provided, however, if a party does not consent to a bona fide settlement proposed by the other, the other party shall be liable for indemnification only to the lesser of the final judgment or the amount to be paid in settlement.

Subject to the provisions of the Section, neither party shall have recourse for indemnification until the Claims are fully and finally resolved. For a period of thirty (30) days following the giving of the notice of such Claim, the Purchaser and the Seller shall attempt to resolve any differences they may have with respect to such Claim. If a resolution is not reached within the thirty (30) day period (unless the parties agree to extend the period), the matter may be submitted to mediation, non-binding arbitration or to a court of competent jurisdiction. A Claim shall be deemed finally resolved in the event a matter is submitted to a court, upon the entry of judgment by that court.

Section 6.4 Payment of Indemnification Obligation. The Seller and the Shareholder agree to pay promptly to any Seller Indemnified Party, and the Purchaser agrees to pay promptly to any Purchaser Indemnified Party, the amount of all damages, losses, deficiencies, liabilities, costs, expenses, claims and other obligations to which the foregoing indemnities relate.

Section 6.5 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article VI are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

ARTICLE VII—MISCELLANEOUS

Section 7.1 Brokers’ and Finders’ Fees. The Seller and the Shareholder jointly and severally represent and warrant to the Purchaser, and the Purchaser represents and warrants to the Seller or Shareholder that all negotiations relative to this Agreement have been carried on by the parties directly without the intervention of any person who may be entitled to any brokerage or finder’s fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and the Seller and the Shareholder jointly and severally agree to indemnify and hold harmless the Purchaser, and the Purchaser agrees to indemnify and hold harmless the Seller and Shareholder, as the case may be, against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of either party’s dealings, arrangements with any such person.

Section 7.2 Expenses. The parties shall pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.3 Sales, Transfer and Documentary Taxes, etc. Neither the Seller nor the Purchaser shall be responsible for the other’s sales, transfer or documentary taxes, if any, due as a result of the transfer of the Products to the Purchaser, or all other fees directly relating to the transfer of the Products.

Section 7.4 Remedy. The Seller and the Shareholder acknowledge that the Products are unique and not otherwise available and agree that, in addition to any other remedy available to the Purchaser, the Purchaser may invoke any equitable remedy to enforce performance hereunder, including, without limitation, the remedy of specific performance.

Section 7.5 Contents of Agreement; Parties in Interest; etc. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understanding between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

Section 7.6 Assignment and Binding Effect. Neither the Seller nor the Purchaser shall assign neither this Agreement nor any part of it, nor delegate any obligation imposed by this Agreement without the prior written consent of the other. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Seller, Shareholders and Purchaser.

Section 7.7 Waiver. Any term or provision of this Agreement may be waived at any time by the Party or Parties entitled to the benefit thereof by a written instrument duly executed by such Party or Parties.

Section 7.8 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if  delivered personally or sent by telegram or by fax or by registered or certified mail, postage prepaid, as follows:

If to the Purchaser to:

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

4093 OCEANSIDE BOULEVARD, STE. B

OCEANSIDE, CA 92056

Attention: Tim G. Dixon

With a required copy to:

Attorney Tad Mailander

835 5th Avenue, Suite 312

San Diego, CA 92101

If to the Seller and/or the Shareholder, to:

Robert Graham

8900 Grossmont Blvd # 4-2

La Mesa, CA 91941-4047

ROBERT GRAHAM-SHAREHOLDER

INNOVATIVE SUPPLEMENTS, INC.-SELLER

Section 7.9 California Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California.

Section 7.10 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties hereto and, in the case of Article VI hereof, the other indemnified parties, and their heirs, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

Section 7.11 Headings, Gender and “Person.” All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any reference to a “person” herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

Section 8.12 Tax Consequences. No party to this Agreement, nor any of their officers, employees or agents has made any representation or agreement, express or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or arising out of this Agreement.

Section 8.13 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind each Party.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written.

Attest:

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By: /s/ Tim G. Dixon

TIM G. DIXON

President, Chief Executive Officer

Attest:

INNOVATIVE SUPPLEMENTS, INC.

By: /s/ Robert Graham

ROBERT GRAHAM

President, Chief Executive Officer

Attest:

ROBERT GRAHAM

By: /s/ Robert Graham

ROBERT GRAHAM

Sole and Majority Shareholder